Exhibit 99.1

iBio, Inc. and Subsidiaries

Condensed Pro Forma Consolidated Balance Sheets

December 31, 2016

(In Thousands, except per ahare amount)

		Pro Forma	Pro Forma
	As Reported	Adjustment	Balance Sheet

Assets
Current assets	$16,748		$16,748
Fixed assets, net of accumulated depreciation	25,453		25,453
Intangible assets, net of accumulated amortization	1,960		1,960
Security deposit	27		27
Total Assets	$44,188	$-	$44,188

Liabilities and Equity
Current liabilities	$1,867	$	$1,867
Capital lease obligation - net of current portion	25,175		25,175
Total Liabilities	27,042	-	27,042

Equity
iBio, Inc. Stockholders' Equity:
Preferred stock - $0.001 par value; 1 share outstanding	-	-	-
Common stock	89		89
Additional paid-in capital	67,974	12,993	80,967
Accumulated other comprehensive loss	(29)		(29)
Accumulated deficit	(63,881)		(63,881)
Total iBio, Inc. Stockholders' Equity	4,153	12,993	17,146
Noncontrolling interest	12,993	(12,993)	-
Total Equity	17,146	-	17,146
Total Liabilities and Equity	$44,188	$-	$44,188